EXHIBIT 4.9

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER "REGULATION D" ("REGULATION D") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                  $1,250,000

                                    PHC, INC.

                 7% CONVERTIBLE DEBENTURE DUE DECEMBER 31, 1998

       THIS DEBENTURE, issued this 7th day of October, 1996, is one of a duly authorized issue of Debentures of PHC, Inc., a corporation duly organized and existing under the laws of the State of Massachusetts (the "Company"), designated as its 7% Convertible Debentures Due September 30, 1998, in an aggregate original principal amount not exceeding $3,125,000 (the "Debentures").

       FOR VALUE RECEIVED, the Company promises to pay to Seacrest Capital Limited, a Nevis West Indies corporation, the registered holder hereof (the "Holder"), the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000), on or prior to September 30, 1998 (the "Maturity Date"), and to pay interest on the principal sum outstanding from time to time on the last day of each March, June, September and December (each an "Interest Payment Date"), commencing December 31, 1996, up to and including the Maturity Date, at the rate of seven percent (7%) per annum, calculated based upon the actual number of days elapsed during any interest period in a year comprised of 360 days. Accrual of interest on this Debenture shall commence on the date of this Debenture and shall continue to accrue until the next Interest Payment Date. The interest so payable will be paid on each Interest Payment Date to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the first business day prior to such Interest Payment Date. All accrued and unpaid interest shall bear interest at the rate of 7% per annum from the date hereof until the date of payment. At the option of the Company, interest may be paid in cash or in kind. If the Company determines to pay interest in kind, the same shall be added to the principal balance hereof on the Interest Payment Date on which such interest is payable as provided herein ("PIK Interest"). All references to the principal balance or principal sum of this Debenture shall include any PIK Interest so added to the principal balance thereof. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts pursuant to the terms of the Transfer Agent Agreement (as hereafter defined). The Debenture Register shall represent the record of ownership and right to receive principal and interest on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. The right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein. The forwarding of such payment pursuant to the Transfer Agent Agreement shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment.

       This Debenture is subject to the following additional provisions:

       1. TRANSFER AGENT AGREEMENT. The Debenture shall be held by American Stock Transfer & Trust Company (the "Transfer Agent") for the benefit of the Holder, pursuant to the terms of a Book Entry Transfer Agent Agreement (the "Transfer Agent Agreement") between the Company, the Holder and the Transfer Agent dated the date hereof. All payments of principal and interest hereunder shall be made to the Transfer Agent, for the benefit of the Holder, as contemplated by the Transfer Agent Agreement. The Transfer Agent shall maintain the Debenture Register for the Company, and record all transfers of the Debenture pursuant to the terms hereof and thereof.


       2. WITHHOLDING. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments. The Holder shall pay any other taxes, charges, or levies in connection with the issuance or transfer thereof.

       3. TRANSFER. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"). Any Holder of this Debenture, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. CONVERSION. The record Holders of this Debenture shall have conversion rights as follows (the "Conversion Rights"):

     (a) RIGHT TO CONVERT. The record Holder of this Debenture shall be entitled, at the option of the Holder, to convert any or all of the aggregate principal amount of Debentures held by such Holder as follows: (i) up to 50% of the principal balance of this Debenture may be so converted commencing on the 60th day following the date of this Debenture; provided the Registration Statement (as hereafter defined) has been declared effective by the Securities and Exchange Commission (the "Commission"), and (ii) up to 100% of the principal balance of this Debenture may be so converted commencing on the 90th day following the date of this Debenture (whether or not the Registration Statement has been declared effective by the Commission), in each case into that number of fully-paid and non-assessable shares of Class A Common Stock of the Company (the "Common Stock") calculated in accordance with the following formula: Number of shares issued upon conversion = Principal/Conversion Price, where

  o Principal = The principal amount of the Debenture(s) to be converted (including any interest added thereto as provided in this Debenture.

  o Conversion Price = the lesser of (x) the Fixed Conversion Price (as defined below), or (y) the average Closing Bid Price (as defined below) of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below (the "Floating Conversion Price"). For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded) For purposes hereof, the term "Fixed Conversion Price" shall equal Eight Dollars and Fifty Cents ($8.50) per share, subject to adjustment pursuant to subsection (g) below. As used herein, "Registration Statement" means a registration statement filed with the Commission under the Act authorizing the resale without restriction of the Common Stock issuable upon conversion of this Debenture.

       (b) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. The Company shall also pay in cash to the Holder through the date of conversion all accrued and unpaid interest, unless the Company has previously determined to pay PIK Interest for such sum. In order to convert all or a portion of this Debenture into shares of Common Stock, the Holder shall give written notice to the Transfer Agent of the portion of this Debenture it elects to so convert and a calculation of the number of shares of Common Stock to be issued upon conversion. Notwithstanding the foregoing, the conversion right of the Holder set forth herein shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock into which the Holder may convert this Debenture exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion, MINUS (ii) the number of shares of Common Stock of the Company then held by the Holder.

       The Company shall use its best efforts to cause the Transfer Agent to issue and deliver within five (5) business days after delivery to the Transfer Agent of a Notice of Conversion of the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which Notice of Conversion is given, including notice by facsimile signature, shall be deemed to be the "Date of Conversion". The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. If the shares of Common Stock issuable upon such conversion are not received by the Holder within five (5) business days after the Date of Conversion, the Notice of Conversion shall become, at the option of the Holder, null and void.

       Following conversion of a Debenture, or a portion thereof, the principal and, upon payment thereof in cash (unless the Company determines to pay PIK Interest), the interest owed on that Debenture or portion of the Debenture so converted will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding.

       (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debentures; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Debentures, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (d) ADJUSTMENT TO CONVERSION PRICE.

            (i) If, prior to the conversion of all of the Debentures, (x) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, or, (y) if the Company issues shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), other than in an Excluded Transaction (as hereafter defined), at a conversion, exchange or exercise price below the Fixed Conversion Price then in effect, then the Fixed Conversion Price shall be adjusted so as to be equal to an amount determined by multiplying the Fixed Conversion Price then in effect by a faction:

           (a) the numerator of which shall be (i) the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) plus (ii) the number of shares of Common Stock which the net aggregate consideration, if any, to be received by the Company for the total number of such additional shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) so issued (including any such consideration that would be payable on the subsequent issuance of Common Stock if such issuance is of securities convertible into or exchangeable or exercisable for shares of Common Stock) would purchase at the Fixed Conversion Price in effect immediately prior to such issuance, and

           (b) the denominator of which shall be (i) the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) plus (ii) the number of such additional shares of Common Stock (including on the conversion, exchange or exercise of securities convertible into or exchangeable or exercisable for shares of Common Stock) to be so issued.

An Excluded Transaction means any issuance of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) pursuant to the acquisition by the Company of operating assets or stock of entities to be owned and operated by the Company or a subsidiary of the Company following such acquisition. If, prior to the conversion of all the Debentures, the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be appropriately increased.

           (ii) If, prior to the conversion of all of the Debentures at a time when conversion would be at the Floating Conversion Price, there is a stock split, stock dividend or other similar event which occurs during the five-day period utilized to compute the Conversion Price, then the Closing Bid Price used to compute the Conversion Price shall be appropriately adjusted to reflect, as deemed equitable and appropriate by the Company, such stock split, stock dividend or other similar event.

           (iii) If, prior to the conversion of all Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Debentures shall thereafter have the right to purchase and receive upon conversion of Debentures, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Debentures held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Debentures to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Debentures) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 4(e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Debentures such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Debentures may be entitled to purchase.

           (iv) No adjustment need be made if it would result in a change of less than 1% of the Conversion Price (whether the Fixed Conversion Price or the Floating Conversion Price). Any adjustments required to be made by this subsection shall be rounded up to the right to acquire the nearest whole number of shares of Common Stock.

     5. NO PREPAYMENT. The Company shall have no right to prepay this Debenture, in whole or in part, prior to the Maturity Date.

     6. NO IMPAIRMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     7. PROTECTIVE PROVISIONS. This Debenture may not be amended without the prior written consent of the Holder hereof. 8. COSTS AND EXPENSES. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture. 9. EVENTS OF DEFAULT; REMEDIES. If one or more of the following described "Events of Default" shall occur: (a) The Company shall default in the payment of principal or interest on these Debentures: or

       (b) Any of the representations or warranties made by the Company herein, in the Regulation D Securities Subscription Agreement, dated as of the date hereof relating to these Debentures (the "Subscription Agreement") or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

       (c) The Company shall fail to perform or observe, in any material respect, any other covenant term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of five (5) days after notice from Holder of such failure; or

       (d) The Company shall (1) become insolvent; (2) admit in writing its liability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) adopt a plan of liquidation or dissolution; or (6) sell all or substantially all of its assets; or
       (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30 days after such appointment; or

       (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

       (g) Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen
(15) days or in any event lather than five (5) days prior to the date of any proposed sale thereunder; or

       (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such instruction or if the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

       (i) The Common Stock shall be delisted from an exchange or over-the counter market.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and with expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

       10. MERGERS, CONSOLIDATIONS, ETC. The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference of the Company shall refer to such surviving or transfered corporation and the obligations of the Company shall terminate upon such assumption. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Shares are entitled to receive stock, securities or property in respect of or in exchange for Common Shares, then as a condition of such merger, consolidation, sale or transfer, either (i) consistent with Section 4(d)(iii), the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, or (ii) if the Company is not the surviving entity in such merger, consolidation, sale or transfer, the Company shall give the Holder at least 30 days prior written notice of the expected closing date of such transaction, and if any portion of this Debenture has not been converted into Common Stock at the election of the Holder prior to such closing, then the remaining principal amount of this Debenture may, at the option of the Purchaser, be converted into shares of Common Stock at the closing of such transaction. The Conversion Price shall be the same as the applicable Conversion Price defined in Section 4 above.

       11. NO DIVIDENDS. For so long as the Debentures remain outstanding, the Company will not, without the prior consent of a majority of the Holders, make any distribution, either in stock or cash, to its holders of Common Stock.

       12. LOST OR DESTROYED DEBENTURE. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

       13. SALES IN COMPLIANCE WITH APPLICABLE LAW. Any Holder of this Debenture, by acceptance hereof, agrees that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act.

       14. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Any action brought to enforce, or otherwise arising out of this Debenture shall be heard and determined in either a federal or state court sitting in the State of Massachusetts.

     15. BUSINESS DAY DEFINITION. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the State of Massachusetts, USA and excluding any Saturday and Sunday. 16. NOTICES. Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by overnight courier), addressed to the Company at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Facsimile:
508/536-2677, Attn: Bruce A. Shear, or to the Subscriber at 27 Wellington Road, Cork, Ireland, Facsimile: 011-44-71-355-4975, Attn: James Loughran, with a copy to HW Finance LLC, 4000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201, Facsimile: (214) 720-1662, Attn: Barrett Wissman, or such other addresses as a party may request by notifying the other in writing.

       17. WAIVER. Any waiver by the Company or the Holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     18. UNENFORCEABLE PROVISIONS. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.









              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereof duly authorized.

                                    PHC, INC.



                                    By:  _______________________
                                    Name:  _____________________
                                    Title: _____________________
































46533.2H

EXHIBIT 4.8




      THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER "REGULATION D" ("REGULATION D") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS.

     THESE  SECURITIES  HAVE  NOT  BEEN  RECOMMENDED  BY ANY  FEDERAL  OR  STATE
SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                  $1,875,000

                                  PHC, INC.

                7% CONVERTIBLE DEBENTURE DUE DECEMBER 31, 1998

       THIS DEBENTURE, issued this 7th day of October, 1996, is one of a duly authorized issue of Debentures of PHC, Inc., a corporation duly organized and existing under the laws of the State of Massachusetts (the "Company"), designated as its 7% Convertible Debentures Due September 30, 1998, in an aggregate original principal amount not exceeding $3,125,000 (the "Debentures").

       FOR VALUE RECEIVED, the Company promises to pay to Infinity Investors Ltd., a Nevis West Indies corporation, the registered holder hereof (the "Holder"), the principal sum of One Million Eight Hundred Seventy Five Thousand Dollars ($1,875,000), on or prior to September 30, 1998 (the "Maturity Date"), and to pay interest on the principal sum outstanding from time to time on the last day of each March, June, September and December (each an "Interest Payment Date"), commencing December 31, 1996, up to and including the Maturity Date, at the rate of seven percent (7%) per annum, calculated based upon the actual number of days elapsed during any interest period in a year comprised of 360 days. Accrual of interest on this Debenture shall commence on the date of this Debenture and shall continue to accrue until the next Interest Payment Date. The interest so payable will be paid on each Interest Payment Date to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the first business day prior to such Interest Payment Date. All accrued and unpaid interest shall bear interest at the rate of 7% per annum from the date hereof until the date of payment. At the option of the Company, interest may be paid in cash or in kind. If the Company determines to pay interest in kind, the same shall be added to the principal balance hereof on the Interest Payment Date on which such interest is payable as provided herein ("PIK Interest"). All references to the principal balance or principal sum of this Debenture shall include any PIK Interest so added to the principal balance thereof. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts pursuant to the terms of the Transfer Agent Agreement (as hereafter defined). The Debenture Register shall represent the record of ownership and right to receive principal and interest on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. The right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein. The forwarding of such payment pursuant to the Transfer Agent Agreement shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment.

       This Debenture is subject to the following additional provisions:

1. TRANSFER AGENT AGREEMENT. The Debenture shall be held by American Stock Transfer & Trust Company (the "Transfer Agent") for the benefit of the Holder, pursuant to the terms of a Book Entry Transfer Agent Agreement (the "Transfer Agent Agreement") between the Company, the Holder and the Transfer Agent dated the date hereof. All payments of principal and interest hereunder shall be made to the Transfer Agent, for the benefit of the Holder, as contemplated by the Transfer Agent Agreement. The Transfer Agent shall maintain the Debenture Register for the Company, and record all transfers of the Debenture pursuant to the terms hereof and thereof.

2. WITHHOLDING. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments. The Holder shall pay any other taxes, charges, or levies in connection with the issuance or transfer thereof.

3.   TRANSFER.   This   Debenture   has  been  issued   subject  to   investment
representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"). Any Holder of this Debenture, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4. CONVERSION. The record Holders of this Debenture shall have conversion rights as follows (the "Conversion Rights"):

       (a) RIGHT TO CONVERT. The record Holder of this Debenture shall be entitled, at the option of the Holder, to convert any or all of the aggregate principal amount of Debentures held by such Holder as follows: (i) up to 50% of the principal balance of this Debenture may be so converted commencing on the 60th day following the date of this Debenture; provided the Registration Statement (as hereafter defined) has been declared effective by the Securities and Exchange Commission (the "Commission"), and (ii) up to 100% of the principal balance of this Debenture may be so converted commencing on the 90th day following the date of this Debenture (whether or not the Registration Statement has been declared effective by the Commission), in each case into that number of fully-paid and non-assessable shares of Class A Common Stock of the Company (the "Common Stock") calculated in accordance with the following formula: Number of shares issued upon conversion = Principal/Conversion Price, where

  o Principal = The principal amount of the Debenture(s) to be converted (including any interest added thereto as provided in this Debenture.

  o Conversion Price = the lesser of (x) the Fixed Conversion Price (as defined below), or (y) the average Closing Bid Price (as defined below) of the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below (the "Floating Conversion Price"). For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded) For purposes hereof, the term "Fixed Conversion Price" shall equal Eight Dollars and Fifty Cents ($8.50) per share, subject to adjustment pursuant to subsection (g) below. As used herein, "Registration Statement" means a registration statement filed with the Commission under the Act authorizing the resale without restriction of the Common Stock issuable upon conversion of this Debenture.

       (b) MECHANICS OF CONVERSION. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. The Company shall also pay in cash to the Holder through the date of conversion all accrued and unpaid interest, unless the Company has previously determined to pay PIK Interest for such sum. In order to convert all or a portion of this Debenture into shares of Common Stock, the Holder shall give written notice to the Transfer Agent of the portion of this Debenture it elects to so convert and a calculation of the number of shares of Common Stock to be issued upon conversion. Notwithstanding the foregoing, the conversion right of the Holder set forth herein shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock into which the Holder may convert this Debenture exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion, MINUS (ii) the number of shares of Common Stock of the Company then held by the Holder.

       The Company shall use its best efforts to cause the Transfer Agent to issue and deliver within five (5) business days after delivery to the Transfer Agent of a Notice of Conversion of the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which Notice of Conversion is given, including notice by facsimile signature, shall be deemed to be the "Date of Conversion". The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion. If the shares of Common Stock issuable upon such conversion are not received by the Holder within five (5) business days after the Date of Conversion, the Notice of Conversion shall become, at the option of the Holder, null and void.

       Following conversion of a Debenture, or a portion thereof, the principal and, upon payment thereof in cash (unless the Company determines to pay PIK Interest), the interest owed on that Debenture or portion of the Debenture so converted will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding.

       (c) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Debentures, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding Debentures; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Debentures, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

       (d) ADJUSTMENT TO CONVERSION PRICE.

            (i) If, prior to the conversion of all of the Debentures, (x) the number of outstanding shares of Common Stock is increased by a stock split, stock dividend or other similar event, or, (y) if the Company issues shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock), other than in an Excluded Transaction (as hereafter defined), at a conversion, exchange or exercise price below the Fixed Conversion Price then in effect, then the Fixed Conversion Price shall be adjusted so as to be equal to an amount determined by multiplying the Fixed Conversion Price then in effect by a faction:

           (a) the numerator of which shall be (i) the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) plus (ii) the number of shares of Common Stock which the net aggregate consideration, if any, tob e received by the Company for the total number of such additional shares of Common Stock (or securities convertible into or exchangeable or exercisable or shares of Common Stock) so issued (including any such consideration that would be payable on the subsequent issuance of Common Stock if such issuance is of securities convertible into or exchangeable or exercisable for shares of Common Stock) would purchase at the Fixed Conversion Price in effect immediately prior to such issuance, and

           (b) the denominator of which shall be (i) the number of shares of all classes of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) plus (ii) the number of such additional shares of Common Stock (including on the conversion, exchange or exercise of securities convertible into or exchangeable or exercisable for shares of Common Stock) to be so issued.

An Excluded Transaction means any issuance of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) pursuant to the acquisition by the Company of operating assets or stock of entities to be owned and operated by the Company or a subsidiary of the Company following such acquisition. If, prior to the conversion of all the Debentures, the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be appropriately increased.

           (ii) If, prior to the conversion of all of the Debentures at a time when conversion would be at the Floating Conversion Price, there is a stock split, stock dividend or other similar event which occurs during the five-day period utilized to compute the Conversion Price, then the Closing Bid Price used to compute the Conversion Price shall be appropriately adjusted to reflect, as deemed equitable and appropriate by the Company, such stock split, stock dividend or other similar event.

           (iii) If, prior to the conversion of all Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Debentures shall thereafter have the right to purchase and receive upon conversion of Debentures, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Debentures held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Debentures to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Fixed Conversion Price and of the number of shares issuable upon conversion of the Debentures) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the exercise hereof. The Company shall not effect any transaction described in this subsection 4(e) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Debentures such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Debentures may be entitled to purchase.

           (iv) No adjustment need be made if it would result in a change of less than 1% of the Conversion Price (whether the Fixed Conversion Price or the Floating Conversion Price). Any adjustments required to be made by this subsection shall be rounded up to the right to acquire the nearest whole number of shares of Common Stock.

     5. NO PREPAYMENT. The Company shall have no right to prepay this Debenture, in whole or in part, prior to the Maturity Date.

     6. NO IMPAIRMENT. Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

     7. PROTECTIVE PROVISIONS. This Debenture may not be amended without the prior written consent of the Holder hereof.

     8. COSTS AND EXPENSES. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Debenture.

     9. EVENTS OF DEFAULT; REMEDIES. If one or more of the following described "Events of Default" shall occur:

          (a) The Company shall default in the payment of principal or interest on these Debentures: or

          (b) Any of the representations or warranties made by the Company herein, in the Regulation D Securities Subscription Agreement, dated as of the date hereof relating to these Debentures (the "Subscription Agreement") or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

          (c) The Company shall fail to perform or observe, in any material respect, any other covenant term, provision, condition, agreement or obligation of the Company under this Debenture and such failure shall continue uncured for a period of five (5) days after notice from Holder of such failure; or

          (d) The Company shall (1) become insolvent; (2) admit in writing its liability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; (5) adopt a plan of liquidation or dissolution; or (6) sell all or substantially all of its assets; or
          (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30 days after such appointment; or

          f) Any governmental agency or any court of competent jurisdiction a the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

           (g) Any money judgment, writ or warrant of attachment, or similar process in excess of Five Hundred Thousand ($500,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event lather than five (5) days prior to the date of any proposed sale thereunder; or

          (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such instruction or if the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          (i) The Common Stock shall be delisted from an exchange or over-the counter market.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and with expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     10. MERGERS, CONSOLIDATIONS, ETC. The Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference of the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Shares are entitled to receive stock, securities or property in respect of or in exchange for Common Shares, then as a condition of such merger, consolidation, sale or transfer, either (i) consistent with Section 4(d)(iii), the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, or (ii) if the Company is not the surviving entity in such merger, consolidation, sale or transfer, the Company shall give the Holder at least 30 days prior written notice of the expected closing date of such transaction, and if any portion of this Debenture has not been converted into Common Stock at the election of the Holder prior to such closing, then the remaining principal amount of this Debenture may, at the option of the Purchaser, be converted into shares of Common Stock at the closing of such transaction. The Conversion Price shall be the same as the applicable Conversion Price defined in Section 4 above.

     11. NO DIVIDENDS. For so long as the Debentures remain outstanding, the Company will not, without the prior consent of a majority of the Holders, make any distribution, either in stock or cash, to its holders of Common Stock.

     12. LOST OR D ESTROYED DEBENTURE. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     13. SALES IN COMPLIANCE WITH APPLICABLE LAW. Any Holder of this Debenture, by acceptance hereof, agrees that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act.

     14. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Any action brought to enforce, or otherwise arising out of this Debenture shall be heard and determined in either a federal or state court sitting in the State of Massachusetts.

     15. BUSINESS DAY DEFINITION. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the State of Massachusetts, USA and excluding any Saturday and Sunday.

     16. NOTICES. Any notice, demand or request required or permitted to be given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by overnight courier), addressed to the Company at 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Facsimile: 508/536-2677, Attn: Bruce A. Shear, or to the Subscriber at 27 Wellington Road, Cork, Ireland, Facsimile: 011-44-71-355-4975, Attn: James Loughran, with a copy to HW Finance LLC, 4000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75201, Facsimile: (214) 720-1662, Attn: Barrett Wissman, or such other addresses as a party may request by notifying the other in writing.

     17. WAIVER. Any waiver by the Company or the Holder hereof of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

      18. UNENFORCEABLE PROVISIONS.If any provision of this Debenture is invalid illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.








              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

       IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by an officer thereof duly authorized.

                                    PHC, INC.



                                    By:    ____________________________
                                    Name:  ____________________________
                                    Title: ____________________________




































45627.3H

                                   EXHIBIT E

                             NOTICE OF CONVERSION

                   (To be Executed by the Registered Holder

                      in order to Convert the Debenture)




      The undersigned hereby irrevocably elects to convert $________________ of the principal balance of the Debenture into ______ shares of Class A Common Stock, par value $.01 per share (the "Common Stock"), of PHC, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates, opinions, and signature guarantees as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Conversion calculations:


                              ______________________________________________
                              Date of Conversion

                              ______________________________________________
                              Applicable Conversion Price

                              ______________________________________________
                              Signature

                              ______________________________________________
                              Name

                              Address:

                              _______________________________________________

                              _______________________________________________

















45667.2H

EXHIBIT 4.7


                 REGULATION D SECURITIES SUBSCRIPTION AGREEMENT


                                 BY AND BETWEEN

                                    PHC, INC.

                                       AND

                             INFINITY INVESTORS LTD.
                                       AND
                            SEACREST CAPITAL LIMITED
                                 AS SUBSCRIBERS















      THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER "REGULATION D" ("REGULATION D") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


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REGULATION D SECURITIES SUBSCRIPTION AGREEMENT - PAGE 4 (PHC, INC.)

      THIS REGULATION D SECURITIES SUBSCRIPTION AGREEMENT (the "Agreement" or the "Subscription Agreement") is executed by each of the undersigned (each a "Subscriber" and collectively, the "Subscribers") in connection with the subscription by the Subscribers for Convertible Debentures of PHC, INC., a Massachusetts corporation (the "Company").

      WHEREAS, the Company is offering for sale pursuant to "Regulation D" ("Regulation D") promulgated under the United States Securities Act of 1933, as amended (the "Act"), an aggregate principal amount of $3,125,000 of Convertible Debentures, at an aggregate purchase price of $2,500,000, in the form attached hereto as EXHIBIT A (the "Convertible Debentures"); and

      WHEREAS,   each  Subscriber   wishes  to  subscribe  for  the  Convertible
Debentures set forth opposite such Subscriber's name on Schedule 1.1 hereto, in accordance with the terms and conditions of this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


      1.    SUBSCRIPTION AND CLOSING; ESCROW

            1. Subscription. Subject to the terms and conditions of this Agreement, each Subscriber hereby subscribes for, and the Company hereby agrees to issue and sell to each such Subscriber, the number of Convertible Debentures in the principal amount, and at the aggregate price, set forth opposite each Subscriber's name as indicated on Schedule 1.1 to this Agreement.

            2. Closing. Contemporaneous herewith, each Subscriber, the Company, and American Stock Transfer & Trust Company, serving as the transfer agent for the Company (the "Transfer Agent") shall enter into that certain Book Entry Transfer Agent Agreement in the form attached hereto as EXHIBIT B (the "Transfer Agent Agreement"). As contemplated therein, the Transfer Agent shall serve as an escrow agent to facilitate the closing of the subscription referred to above (the "Closing"), and, thereafter, shall perform the "paying agent" and "book entry" functions contemplated therein.

            3. Payment of Purchase Oruce and Delivery of Convertible Debentures Payment of the purchase price for the Convertible Debentures by the Subscribers, and delivery of the Convertible Debentures by the Company, shall be effected pursuant to the procedures established in the Transfer Agent Agreement.

           4. Multiple Subscribers. This Agreement may be executed by one or more Subscribers. In the event that this Agreement pertains to a subscription by a single Subscriber only, all references to the "Subscribers" or "each Subscriber" shall be deemed to refer to such single Subscriber.

           2.Representations, Warranties and Covenants of Company

           The  Company  represents and   warrants  to and  covenants  with  the
Subscribers as follows:

            1. Organization, Good Standing, and Qualification, The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.

           2. Authorization. All corporate action on the part of the Company its officers, directors and shareholders necessary for the authorization,

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execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Convertible Debentures and the shares of the Class A Common Stock, par value $.01 per share (the "Common Stock") of the Company issuable upon conversion of the Convertible Debentures have been taken (such shares of Common Stock are hereinafter referred to as the "Common Shares", and the Convertible Debentures and Common Shares are hereinafter referred to as the "Securities").

           3. Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by each Subscriber, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

           4. Capital Stock. The Company has an authorized capitalization as set forth on Schedule 2.4. All outstanding shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. Other than as set forth on Schedule 2.4 or as disclosed in the SEC Reports (as such term is defined in Section 2.6 below), there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company.

            5. Valid Issuance of Securities. When issued and delivered in accordance with the terms of this Agreement, the Convertible Debentures will constitute legal, valid and binding obligations of the Company, enforceable by the Company in accordance with their terms, and will have been issued in compliance with all applicable U.S. federal and state securities law. The Common Shares, when issued upon conversion in accordance with the terms of the Convertible Debentures, shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any claims or pre-emptive rights, and will have been issued in compliance with all applicable U.S. federal and state securities laws.

            6. SEC Reports; Financial Statements. The Company has timely filed, or has filed pursuant to extensions of filing dates approved by the Securities and Exchange Commission (the "Commission") all forms, reports and documents with the Commission since January 1, 1995, required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 Act") through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the 1934 Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, which have not been disclosed to the Subscribers in writing (either directly by the Company or by delivery by the Company to the Subscribers). The audited and unaudited consolidated balance sheets of the Company and its subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (the consolidated balance sheet of the Company and its subsidiaries as of June 30, 1996 is hereinafter referred to as the "Balance Sheet"), including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated. Since June 30, 1996, except as disclosed in the SEC Reports, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

            7. Current Public Information. The Company's Common Stock is registered under Section 12(b) or 12(g) of the 1934 Act. The Company has delivered to the Subscribers copies of the Company's Form 10-KSB Annual Report for the fiscal year ended June 30, 1996, most recent proxy statement for its Annual Meeting of Shareholders, and each interim report on Form 8-K filed by the Company since the date of its most recent Annual Report on Form 10-KSB.

           8. No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

            9. Compliance with Laws. As of the date hereof, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for non compliance which would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company (a "Material Adverse Effect"). The Company has not received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgement, order or decree from any governmental authority, which would have a Material Adverse Effect.

           10. Litigation. Except as disclosed in the SEC Reports, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, properties, results of operations, condition (financial or otherwise), or prospects of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or which could reasonably be expected to interfere with the Company's ability to consummate the transactions contemplated by this Agreement.

           11. Diclosures. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Subscribers that (a) could reasonably be expected to have a Material Adverse Effect or (b) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the issuance of the Securities hereunder.

           12. Prior Private Placements.Except as set forth in the SEC Reports, the Company has not issued any shares of its Common Stock (or securities convertible into or exercisable for shares of Common Stock).

           13. Commissions. Except for a fee which is payable by the Company as contemplated in the Transfer Agent Agreement to Alpine Capital for services rendered to the Company not to exceed four percent (4%) of the aggregate purchase price of the Convertible Debentures, no other person, firm or corporation will be entitled to receive any brokerage fee, commission or other similar payment from the Company in connection with the consummation of the transactions contemplated hereby and the Company shall not make any such payment to any other person, firm or corporation.

           3.  Representations   and   Warranties  of   Subscriber;  Access   to
Information; Independent. Information, Independent Investigation

           Each Subscriber represents and warrants to the Company as follows:

           1.  Independent Investigation.   Each  Subscriber,  in  offering  to
subscribe for the Securities hereunder, has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company; provided, that such investigation shall not affect any Subscriber's ability to rely on the accuracy of the representations and warranties of the Company set forth herein. In making its investment decision to purchase the Securities, no Subscriber is relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, the SEC Reports or in a document executed by a duly authorized representative of the Company making reference to this Agreement. Each Subscriber has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. Each Subscriber is a sophisticated investor, as defined in Rule 506(b)(2)(ii) of Regulation D under the Act, and an "accredited investor" as defined in Rule 501 of Regulation D under the Act, a copy of which definition is attached hereto as Exhibit C.

           2. Economic Risk. Each Subscriber understands and acknowledges that an investment in the Securities involves a high degree of risk, including a possible total loss of investment. Each Subscriber represents that it is able to bear the economic risk of an investment in the Securities.

           3. No Government Recommendation or Approval. Each Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Securities.

           4. No Registration . Each Subscriber understands that the Securities have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of such Subscriber contained herein. The Common Shares do, however, carry certain registration rights as set forth in the Registration Rights Agreement executed by the parties hereto in the form attached hereto as Exhibit D (the "Registration Rights Agreement").

           5. No Public Solicitation. Without conducting any independent investigation, no Subscriber knows of any public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities.

           6. Investment Intent. Each Subscriber is acquiring the Securities for such Subscriber's own account, for investment and not with a view to the distribution thereof. Each Subscriber understands that except as set forth in the Registration Rights Agreement, the Company has no present intention of registering any such sale of the Securities. Each Subscriber represents and warrants to the Company that it has no present plan or intention of selling the Convertible Debentures, and has made no predetermined arrangements to sell the Securities (other than the registration provisions contained in the Registration Rights Agreement, which pertain only to a potential method of disposing of the Common Shares).

           7. Incorporation and Authority. Each Subscriber has the full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder. This Agreement has been duly approved by all necessary action of each Subscriber, including any necessary shareholder approval, has been executed by persons duly authorized by each Subscriber, and constitutes a valid and legally binding obligation of each Subscriber, enforceable in accordance with its terms.

           8. No Reliance n Tax Advice. Each Subscriber has reviewed with his, her or its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that such Subscriber (and not the Company) shall be responsible for the Subscriber's own income tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

           9. Independent Legal Advice. Each Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his, her or its own legal counsel. Each Subscriber is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for the representations, warranties and covenants set forth herein and on the opinion provided for in Section 5.7 hereof.

4.    Legendsm Conversion Notice

      1. Legends. The Convertible Debentures shall bear a legend substantially as set forth on the cover page of this Agreement and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law.

      2. Conversion Notice. Upon election by a Subscriber to convert all or a portion of the Convertible Debentures into Common Shares in accordance with the terms of the Convertible Debentures, such Subscriber shall deliver to the Transfer Agent a duly completed Notice of Conversion substantially in the form attached hereto as EXHIBIT E (a "Notice of Conversion"), as contemplated by the Transfer Agent Agreement.

      5.Covenants of the Company

      1. Accounts. For as long as any Convertible Debentures remain outstanding, the Company shall, until at least the second anniversary of the date of the Closing (the "Closing Date"), maintain as its independent auditors an accounting firm that is authorized to practice before the SEC.

      2. Corporate Existence and Taxes. For as long as any Convertible Debentures remain outstanding, the Company shall maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes in good faith and for which adequate reserves are established on the Company's books and records.

     3. Reserved Shares and Listings. For so long as any Convertible Debentures remain outstanding:

        a. the Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of Common Shares to permit the conversion in full of the then outstanding Convertible Debentures; and

        b. the Company will maintain the listing of its Common Stock on the NASDAQ Small Cap System; and

        c. until such time as all o f the Convertible Debentures have been converted into Common Shares, the Company will not repurchase or otherwise enter into any other transaction (including stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which the Convertible Debentures are convertible); and

        d. the Company will (I) retain the Transfer Agent as the stock transfer agent of the Company, and (II) if the Transfer Agent voluntarily or involuntarily fails to so serve, select an independent, unaffiliated replacement stock transfer agent willing to perform the duties of the Transfer Agent under the Transfer Agent Agreement.

    4. Issuance of Common Stock. Upon conversion of the Convertible Debentures in accordance with their terms, consistent with the Transfer Agent Agreement, the Company will, and will use its best lawful efforts to cause the

Transfer Agent to, issue one or more certificates representing Common Shares in such name or names and in such denominations specified by a Subscriber in a Notice of Conversion.

    5. Copies of Information. The Company undertakes to furnish each Subscriber with copies of such other information as may be reasonably requested by such Subscriber prior to consummation of this Offering. The Company will provide the Subscribers with copies of all future filings under the 1934 Act for so long as any Convertible Debentures are outstanding.

    6. Compliance with Laws.   The  Company shall comply  with  all  applicable
Federal and state securities laws with respect to the sale of the Securities, including but not limited to the filing of all reports required to be filed in connection therewith with the SEC or any stock exchange or the NASDAQ Small Cap Market or any other regulatory authority.

    7. Opinion of Counsel. Each Subscriber shall, prior to the Closing, receive an opinion letter from counsel to the Company, to the effect that (i) the Company is duly incorporated and validly existing; (ii) this Agreement, the issuance of the Convertible Debentures, and the issuance of the Common Shares upon conversion of the Convertible Debentures have been duly approved by all required corporate action, and that both the Convertible Debentures and the Common Shares, upon due issuance, shall be validly issued and outstanding, fully paid and nonassessable; (iii) this Agreement and the Registration Rights Agreement are each valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance and other equitable remedies; and (iv) based upon the representations and warranties of the Company and each Subscriber herein, the offer and sale of the Convertible Debentures is exempt from the registration requirements of the Act; except that with respect to the foregoing opinions counsel may add such qualifications as are consistent with firm practice. The Company further covenants that it will arrange for issuance of any legal opinions required by the Company's Transfer Agent in order to ensure that, upon the effectiveness of a registration statement described therein, the Common Shares are issued without restrictive legend upon receipt of a Notice of Conversion.

    8. Consultation with Legal Counsel. The Company shall consult with its legal counsel regarding its 1934 Act filing requirements including, but not limited to, the possible obligation of the Company to file Forms 10-C and 8-K in connection with the Offering, and will timely make any and all such filings deemed necessary by such counsel.

    9. Registration Rights. The Company will grant the Subscribers the registration rights covering the Common Shares issuable on conversion of the Convertible Debentures on the terms of the Registration Rights Agreement. In the event the Registration Statement contemplated by the Registration Rights Agreement is not declared effective by the Commission within 75 days of the closing contemplated herein, and such effectiveness is not maintained for a consecutive 180 day period, the Company shall pay to the Subscribers, as liquidated damages and not as a penalty, an amount equal to 1% of the aggregate outstanding principal amount of the Convertible Debentures. A further liquidated damage payment of 3% of the aggregate outstanding principal amount of the Convertible Debentures shall be payable as liquidated damages in the event that such Registration Statement is not declared effective by the Commission within 120 days of the closing contemplated herein, and such effectiveness is not maintained for a consecutive 180 day period. Such liquidated damages shall be paid in cash by the Company to the Subscribers by wire transfer of immediately available funds on the last day of each calendar month following the event requiring its payment.

6.    Covenants of the Subscribers.

      1. No Sale in Violation of the Act. Each Subscriber covenants that it will not make any sale, transfer or other disposition of the Securities in violation of the Act or the rules and regulations of the Commission promulgated thereunder. Each Subscriber acknowledges and agrees that the Securities may and will only be resold (a) pursuant to a Registration Statement under the Act; or
(b) pursuant to an exemption from registration under the Act.

      7.Issuance of Further Securities

      Right of First Refusal. The Company hereby grants to the Subscribers the right of first refusal to purchase all (or any part) of New Securities (as defined in this Section) that the Company may, from time to time, propose to sell and issue. "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said capital stock, and debt or equity securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that the term "New Securities" does not include securities issued in Excluded Financings. "Excluded Financings" mean (i) non-convertible debt or non-convertible preferred stock financings of any type, (ii) public offerings at the market price of the Common Stock, (iii) private financings at a price, including conversion price, at least equal to the then-current market price of the Common Stock (determined as set forth in the Convertible Debentures), (iv) project financings, (v)bank financings, (vi) the issuance, sale, exercise or conversion or grant of options to purchase, shares of Common Stock pursuant to any of the Company's employee stock option, compensation, bonus or incentive plans or otherwise, concerning existing options and warrants, and (vii) the issuance or sale of any equity or debt securities used for acquisition by the Company of operating assets or stock of entities to be owned and operated by the Company or a subsidiary of the Company. In the event that the Company proposes to undertake an issuance of New Securities, it shall give the Subscribers written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Subscriber shall have ten
(10) days from the date of receipt of any such notice to agree to purchase all or less than all of the New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any such Subscriber fails to exercise in full the right of first refusal within such ten (10) day period, then the Company shall have sixty (60) days thereafter to sell the New Securities respecting which the Subscribers' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event that the Company has not sold the New Securities within such sixty (60) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Subscribers in the manner provided above. The right of first refusal granted under this Section shall terminate upon the earlier of: (i) 180 days following the Closing Date; or (ii) the date upon which the Subscribers cease to own at least one-third of the Convertible Debentures or the Common Shares issuable upon conversion thereof.

      8.    Liquidated Damages for Late Conversion.

            A. Liquidated Damages. As set forth in the Certificate of Designation, the Company shall use its best efforts to issue and deliver, within five (5) New York Stock Exchange trading days after a Subscriber has fulfilled all conditions and submitted a Notice of Conversion duly executed and in proper form required for conversion as contemplated by the Transfer Agent Agreement (the "Deadline"), to such Subscriber or any party receiving the Convertible Debentures by transfer from such Subscriber in compliance with the Act (together with such Subscriber, a "Holder"), at the address of the Holder set forth in the Notice of Conversion and in the absence thereof at such address as set forth in the Transfer Agent Agreement, a certificate or certificates for the number of Common Shares to which the Holder shall be entitled. The Company understands that a delay in the issuance of the Common Shares after the Deadline could result in economic loss to the Holder. If for any reason the Company fails to issue the Common Shares, as compensation to the Holder for such loss, and not as a penalty, the Company agrees to pay liquidated damages to the Holder for late issuance of Common Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days after the Deadline):

                                                  Aggregate
       NO. BUSINESS DAYS LATE                LIQUIDATED DAMAGES
                                        (per each $100,000 Principal
                                      Amount of Convertible Debenture)


                 1                                 $  100

                 2                                 $  200
                 3                                 $  300
                 4                                 $  400
                 5                                 $  500
                 6                                 $  600
                 7                                 $  700
                 8                                 $  800
                 9                                 $  900
                10                                 $1,000
               >10                                 $1,000   +  an   additional
$2,000
                                                   for each Business Day Late
                                                   beyond 10 days

The Company shall pay the Holder any liquidated damages incurred under this Section by wire transfer of immediately available funds to an account designated by Holder upon the earlier to occur of (i) issuance of the Common Shares to the Holder of the required Common Shares that were not issued, or (ii) each monthly anniversary of the receipt by the Company of such Holder's Notice of Conversion. Nothing herein shall waive the Company's obligations to deliver Common Shares upon a conversion of the Convertible Debentures or limit any Subscriber's right to pursue actual damages for the Company's failure to issue and deliver Common Shares to such Subscriber in accordance with the terms of the Convertible Debentures.

     2. Conversion Notice. The Company agrees that, in addition to any other remedies which may be available to the Subscribers, including, but not limited to the remedies available under Section 8.1, in the event the Company fails for any reason to effect delivery to a Subscriber of certificates representing Common Shares on or prior to the Deadline, such Subscriber will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

9.   Conditions to Closing; Deliveries at Closing.

     1. Conditions to Subscribers' Obligations to Close. The obligations of the Subscribers to purchase the Convertible Debentures offered hereunder are conditioned on the fulfillment or waiver of the following:

          (a). the execution and delivery of this Agreement, the Registration Rights Agreement and the Transfer Agent Agreement by the Company;

          (b). the execution and delivery of the Transfer Agent Agreement by the Transfer Agent;

          (c). all the representations and warranties of the Company in thi Agreement as of the date hereof shall be true and correct at the Closing as if made on such date, and the Company shall have performed all actions required hereunder; and

          (d). receipt of the opinion of legal counsel to the Company to the effect set forth in Section 5.7.

     2. Conditions to the Company's Obligation to Close. The obligation of the Company to sell the Convertible Debentures offered hereunder are conditioned on the fulfillment or waiver of the following:

         (a). the execution and delivery of this Agreement, the Registration Rights Agreement and the Transfer Agent Agreement by the Subscribers;

         (b). the execution and delivery of the Transfer Agent Agreement by the Transfer Agent; and

         (c). all the representations and warranties of each Subscriber made in this Agreement as of the date hereof shall be true and correct at the Closing as if made on such date, and each Subscriber shall have performed all actions required hereunder.

         10.Governing Law

     This Agreement shall be governed by and construed in accordance ith the laws of the State of New York, applicable to agreements made in and wholly to be performed in that jurisdiction without regards to the choice of law rules of such state, except for matters arising under the Act or the 1934 Act which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a Federal or state court sitting in the State of Massachusetts.

         11.Entire Agreement; Amendment

      This Agreement, the Registration Rights Agreement, the Transfer Agent Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         12.Notices, Etc.

      Any notice, demand or request required or permitted to be given by either the Company or any Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

13.   Confidentiality.

      The Subscribers will keep confidential all non-public information regarding the Company that they receive from the Company unless disclosure of such information is compelled by a court or other administrative body or otherwise necessary, in the opinion of Subscribers' counsel, to comply with applicable law. Neither party shall disclose any information regarding any of the transactions contemplated hereby without the prior consent of the other party, unless such disclosure is required in filings made with the Commission.

14.   Counterparts

      This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile transmission of a signature hereto shall be valid as if an original and binding on all parties.

15.   Severability

      In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16.  Titles and Subtitles

      The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.    Parties in Interest Cited

      This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. All representations, warranties, covenants and agreements of each party hereto shall survive the closing contemplated herein.















                           [SIGNATURE PAGES FOLLOW]

      The undersigned Subscribers acknowledge that this subscription shall not be effective unless accepted by the Company as indicated below.

Dated this __ day of October, 1996.

INFINITY INVESTORS LTD.                 SEACREST CAPITAL LIMITED
27 Wellington Road                      27 Wellington Road
Cork, Ireland                           Cork, Ireland

___________________________             ____________________________
Signature                               Signature



      THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE ___ DAY OF OCTOBER, 1996.

                                   PHC, INC.
                                   200 Lake Street, Ste. 102
                                   Peabody, Massachusetts 01960


                                   By:   ______________________________
                                   Print Name:  _______________________
                                   Title: _____________________________














45593.2H

REGISTRATION RIGHTS AGREEMENT - PAGE 2 (PHC, INC.)
                                 SCHEDULE 1.1

                                  SUBSCRIBERS

================================================================================
NAME                   ADDRESS               Principal       Aggregate
                                             Balance of      PURCHASE PRICE
                                             Convertible
                                             DEBENTURES
================================================================================
Seacrest Capital       27 Wellington Road    $1,250,000           $1,000,000
Limited                Cork, Ireland
================================================================================
Infinity Investors     27 Wellington Road    $1,875,000           $1,500,000
Ltd.                   Cork, Ireland
================================================================================
     TOTALS                                  $3,125,000           $2,500,000
================================================================================


















45593.2H

EXHIBIT 4.11

                        REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of October 7, 1996, by and among PHC, INC., a Massachusetts corporation (the "Company"), and INFINITY INVESTORS LTD., a Nevis West Indies corporation ("Infinity") and SEACREST CAPITAL LIMITED, a Nevis West Indies corporation ("Seacrest") (Infinity and Seacrest being singularly referred to as an "Investor" and collectively as the "Investors").

                               R E C I T A L S:

      WHEREAS, pursuant to a Subscription Agreement (the "Subscription Agreement"), by and between the Company and the Investors, the Company have agreed to sell and the Investors has agreed to purchase an aggregate principal amount of $3,125,000 of Convertible Debentures of the Company (the "Convertible Debentures") convertible into shares of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"); and

      WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Subscription Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the shares of Common Stock into which the Convertible Debentures may be converted from time to time (the "Shares");

      NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the Investors agree as follows:

                                  AGREEMENT:

      1.     Certain Definitions.   As  used  in  this  Agreement, the following
terms shall have the following respective meanings:

      "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

      "Initiating   Holders"  shall  mean  holders  of  more  than  50%  of  the outstanding shares of Convertible Debentures.

      "Other Registrable Shares" shall mean those shares of Common Stock heretofore or hereafter issued pursuant to one or more agreements granting the purchasers of such securities the right to have the Company register such securities or include such securities in any other registration of the Company's equity securities.

      "Registrable Shares" shall mean (i) the Shares, and (ii) any Common Stock of the Company issued or issuable in respect of the Shares or upon any stock split, stock dividend, recapitalization or similar event; PROVIDED, HOWEVER, that Registrable Shares or other securities shall no longer be treated as Registrable Shares if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (C) the Shares are available for sale under the Securities Act (including Rule 144), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

      The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

      "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements (not to exceed $10,000) of one counsel for all the selling holders of Registrable Shares for a limited "due diligence" examination of the Company incident to such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares).

      "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of one counsel for the selling holders of Registrable Shares (other than the fees and disbursements of such counsel included in Registration Expenses).

              REQUESTED REGISTRATION.

              (a) Request for Registration. If the Company shall receive from Initiating Holders, at any time prior to thirty-six (36) months following the final closing of the sale of the Convertible Debentures pursuant to the Agreement, a written request that the Company effect a registration with respect to all, but not less than all, of the Registrable Shares held by such Initiating Holders (which notice shall specify the intended method of disposition), the Company shall:

                    (i)  promptly   Give   Written   Notice   Of   T he Proposed
    Registration To All Other Holders Of Registrable Shares; And

                    (ii) as soon as practicable (A) cause to be filed a Registration Statement on Form S-3 under the Securities Act (or such other form as is then appropriate for use by the Company under the Securities Act) and (B) use its best efforts to cause such registration statement to be declared effective by the Commission (including, without limitation, undertaking the actions described in Section 4), all as may be so requested by the Initiating Holders so as to permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any holder or holders of Registrable Shares joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

                         (A) after the Company has effected one (1) such registration pursuant to this Section 2(a) and such registration has been declared or ordered effective by the Commission and remained effective for a continuous period of 180 days, provided, however, the Initiating Holders shall be entitled to a second demand if during such continuous 180 day period the Initiating Holders are prevented from exercising in full their conversion rights under the Convertible Debentures and receiving the Shares in exchange therefor solely as a result of the breach by the Company of any of its covenants under this Agreement, the Subscription Agreement or the Convertible Debentures; or

                         (B) within the period starting with the date sixty (60) days prior to the Company's good faith estimated date of filing of, and ending ninety (90) days following the effective date of, any registered public offering of the Company's securities.

Execution of this Agreement shall onstitute a written demand by the Initiating Holders, as contemplated in this Section 2(a).

            Subject to the foregoing limitations in clauses (A) and (B) above, the Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, but no later than forty-five (45) days following receipt of such request or requests, except in the event audited financial statements not previously prepared are required to be prepared prior to the filing of such registration statement, in which case such registration statement must be filed as soon as practicable, but in any event within ninety (90) days following receipt of such request or requests.

            The registration statement filed pursuant to the request of the Initiating Holders (the "Registration Statement") may, subject to the provisions of Section 2(b) below, include Other Registrable Shares, other securities of the Company which are held by officers or directors of the Company or which are held by other holders of registration rights, and may include securities of the Company being sold for the account of the Company.

            (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2 and the Company shall include such information In the written notice referred to in Section 2(a)(i) above. The right of any holder of Registrable Shares to registration pursuant to Section
      2  shall  be  conditioned  upon   such  holder's  participation  in  such
      underwriting and the inclusion of such holder's Registrable Shares in such underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion) to the extent provided herein. A holder of Registrable Shares may elect to include in such underwriting all or a part of the Registrable Shares it holds.

               (i) If the Company shall request inclusion in any registration pursuant to Section 2 of securities being sold for its own account, or if officers or directors of the Company holding other securities of the Company or other holders of registration rights, shall request inclusion in any registration pursuant to Section 2, the Initiating Holders shall, on behalf of all holders of Registrable Shares, offer to include Other Registrable Shares and the securities of the Company, such officers and directors and such other holders of registration rights in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. he Company shall (together with all holders of Registrable Shares, officers and directors, ther holders of registration rights and holders of Other Registrable Shares proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting by the Company, which underwriter(s) shall be reasonably acceptable to a majority in interest of the Initiating Holders.

               (ii) Notwithstanding  any other provision of  this Section 2,  if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of Registrable Shares and other shareholders whose securities would otherwise be underwritten pursuant to such registration, and the number of Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated in the following manner: the securities to be offered by the Company and the securities of the Company held by officers and directors of the Company (other than Registrable Shares) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the Other Registrable Shares shall be excluded pro rata with Registrable Shares, unless another method of determining such
          exclusion  is  specified  in  the  agreements   governing   the  Other
          Registrable   Shares,  according  to  the  relative  number  of Other
          Registrable Shares requested to be included in such registration and underwriting, from such registration and underwriting to the extent required by such liitation, and, if a limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall also be included in such registration.

               (iv). If the Company or any officer, director or holder of Registrable Shares or Other Registrable Shares who has requested inclusion in such registration and underwriting as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

      3.  Expenses of  registration. The company  shall  bear  all  registration expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered (except for the fees and disbursements of counsel to the Investors.

      4. Registration Procedures. Pursuant to this Agreement, the Company will keep each holder of Registrable Shares advised in writing as to the initiation of a registration under this Agreement and as to the completion thereof.
At its expense, the Company will:Agreement and as to the completion thereof At its expense, the Company will:

         (a). Use reasonable efforts to keep such registration effective for a period of one hundred eighty (180) days or until the holder or holders of Registrable Shares have completed the distribution described in the registration statement relating thereto or until the securities registered cease to be Registrable Shares, whichever first occurs;

         (b). Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

         (c). Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement

         (d). use reasonable efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Shares being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect until such date set forth in clause (a) above and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; provided, However, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general, taxation in any such jurisdiction,
      (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be conPROVIDED, HOWEVER, that the Company shall not be required in rs; connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general, taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

         (e). in the event Investors who hold a majority in interest of the Registrable Shares being offered in the offering select underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

         (f). as promptly as practicable after becoming aware of such event notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

         (g). as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

         (h). permit a single firm of counsel designated as selling stockholders counsel by the Investors who hold a majority in interest of the Registrable Shares being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission, and shall not file any document in a form to which such counsel reasonably objects;

         (i). make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

         (j). at the request of the Investors who hold a majority in interest of the Registrable Shares being sold, furnish on the date that Registrable Shares are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors;

         (k). make available for inspection by any Investor, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all ertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; Provided, However, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement,

      (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or
      (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

         (l) use its best efforts either to (i) cause all the Registrable Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the, Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Shares covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System "NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the quotation of the Registrable Shares on either the NASDAQ National Market or NASDAQ Small Cap Market or, if, despite the Company's best efforts to satisfy the preceding clause (i) or (ii) , the Company is unsuccessful in satisfying the preceding clause (i) or (ii), to secure listing on a national securities exchange or NASDAQ uthorization and quotation for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Shares;

         (m). provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement;

         (n). cooperate with the Investors who hold  Registrable  Shares   being
      offered  and  the  managing  underwriter   or   underwriters,  if any, to
      facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request; and

         (o). take  all  other  reasonable  actions  necessary  to  expedite and
      facilitate  disposition   by  the  Investor  of  the  Registrable   Shares
      pursuant  to  the Registration Statement.

     5.    INDEMNIFICATION.

     (a). The Company will indemnify each holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration and will reimburse each such holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company; and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Shares or underwriter and stated to be specifically for use therein. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a final prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

     (b). Each holder of Registrable Shares will, if Registrable Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such holder of Registrable Shares and each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, and their respective counsel (collectively, the "Company, Underwriters and Counsel") against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact relating to such Holder contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein relating to such holder or necessary to make the statements therein relating to such holder not misleading or any violation by such holder of any rule or regulation promulgated under the Securities Act applicable to such holder and relating to action or inaction required of such holder in connection with any such registration; and will reimburse the Company, such holders of Registrable Shares, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares and stated to be specifically for use therein; provided, however, that such indemnification obligations shall not apply if the Company modifies or changes to a material extent written information furnished by such Holder. Each holder of Registrable Shares will, if Registrable Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, Underwriters and Counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), arising out of or based on any sale of Registrable Shares made by such holder following receipt by such holder of written notice from the Company, Underwriters or Counsel that the registration statement filed with respect to such Registrable Shares contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (c). To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; provided, however, that
(a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Shares who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Shares.

     (d). Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

            6. Agreements of Holders of Registrable Shares. Each holder of Registrable Shares shall furnish to the Company such information regarding such holder of Registrable Shares and the distribution proposed by such holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this agreement.

            7. Reports under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof ("Rule 144") the Company agrees to:

                  (a). make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) file with the Commission in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c). furnish to each Investor so long as such Investor owns Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

8.   Miscellaneous

     A. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflict of laws of such jurisdiction.

     B. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties

     C. Entire Agreement. This Agreement constitutes the full and entire understanding and agreemen t between the parties with regard to the subject matter hereof.

     D. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to an Investor at 27 Wellington Road, Cork, Ireland, Fax:
011-44-71-355-4975, Attn: ames Loughran, with a copy to HW Finance, L.L.C, 4000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75204, Attention:
Barrett N. Wissman, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company at PHC, Inc., 200 Lake Street, Suite 102, Peabody, Massachusetts 01960, Fax: 508/536-2677; Attn:
Bruce A. Shear, President, or at such other address as the Company shall have furnished to each Investor and each such other holder in writing.

     E. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     F. Counterparts.    This   agreement  may  be  executed  in  any number of
counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     G. Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected orimpaired thereby.

     H. Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Investors currently holding fifty percent (50%) of the Registrable Shares as of the date of such amendment or waiver.

     I. Termination of Registration Rights. This Agreement shall terminate at such time as there ceases to be at least $250,000 of principal amount of the Convertible Debentures.

      The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:                                 INVESTORS:

PHC, INC.                                INFINITY INVESTORS LTD.


By:   ________________________           By:   ______________________
Name: ________________________           Name: ______________________
Title:________________________           Title:______________________


                                         SEACREST CAPITAL LIMITED


                                         By:
                                         Name:
                                         Title:








45624.2H

EXHIBIT 4.10

                       BOOK ENTRY TRANSFER AGENT AGREEMENT


     This Book Entry Transfer Agent Agreement (this "Agreement"), dated October 7, 1996, between PHC, INC., a Massachusetts corporation (the "Company"), INFINITY INVESTORS LTD., a Nevis West Indies corporation ("Infinity"), and SEACREST CAPITAL LIMITED, a Nevis West Indies corporation ("Seacrest") (Infinity and Seacrest collectively being referred to as the "Holders") and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Transfer Agent").

                                R E C I T A L S:
     WHEREAS, pursuant to that certain Registration D Securities Subscription Agreement dated October 7, 1996 (the "Subscription Agreement") by and among the Company and the Holders, the Company agreed to issue to the Holders an aggregate of $3,125,000 principal amount of Convertible Debentures of the Company in the form annexed to the Subscription Agreement (the "Debentures"); and WHEREAS, the Company and the Holders have agreed to enter into this Agreement with the Transfer Agent to provide for (i) the closing of the issuance of the Debentures and (ii) a "book entry" system of accounting for the Debentures; and WHEREAS, the Transfer Agent is willing to (i) serve as an escrow agent to facilitate the closing under the Subscription Agreement, (ii) hold the Debentures on behalf of the Holders, and (iii) establish a book entry system of accounting for the Debentures, on the terms hereafter described. NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     1. Closings. The Transfer Agent hereby agrees to act as an escrow agent to facilitate the Closings as follows:

     (a) On the date hereof the Holders shall wire transfer to an account designated by the Transfer Agent $2,500,000 in the aggregate (the "Purchase Price"), and the Company shall deliver to the Transfer Agent the Debentures in the names of the Holders and in the amounts as set forth on Schedule 1 hereto. The Transfer Agent may, at its discretion, confirm the authenticity of the Debentures by transmitting a copy of the same in the form received from the Company to the Holders or their counsel for written or oral verification as to the form thereof. Schedule 1 hereto. The Transfer Agent may, at its discretion, confirm the authenticity of the Debentures by transmitting a copy of the same in the form received from the Company to the Holders or their counsel for written or oral verification as to the form thereof.

     (b) Immediately following the deliveries specified in (a) above, together with a delivery from the Company to the Transfer Agent of a fully executed copy of the Subscription Agreement, the Transfer Agent shall wire transfer the Purchase Price, less the Consulting Fee (as hereafter defined), and the Company Legal Fees (as hereafter defined), to the Company, pursuant to the wire transaction instructions attached hereto. The Company hereby directs the Transfer Agent to wire transfer (i) $100,000 of the Purchase Price (the "Consulting Fee") to Alpine Capital (the "Consultant") in consideration of certain services provided by the Consultant to the Company pursuant to the wire transfer instructions attached hereto, and (ii) $162,288.80 of the Purchase Price (the "Company Legal Fees") to Choate, Hall & Stewart, pursuant to wire instructions attached hereto.

     (c) The Transfer Agent shall hold the Debentures for the benefit of the Holders, as hereafter described.

     (d) All interest (if any) earned on the funds placed in escrow and prior to their distribution to the Company shall be for the account of the Holders.

     2. Ownership of Debentures. Record and beneficial ownership of the Debentures shall remain in the name of the Holders (unless and until transferred pursuant to the terms thereof, with written notice thereof to the Transfer
Agent). Any transfer or purported transfer of the Debentures (1) not made pursuant to the terms of the Debentures or (2) properly noticed to the Transfer Agent shall be null and void ab initio and shall not be given effect thereto by the Transfer Agent. The Transfer Agent shall not be required to acknowledge any transfer of the Debentures unless accompanied by written confirmation thereof from the Company and the Holders. ab initio and shall not be given effect thereto by the Transfer Agent. The Transfer Agent shall not be required to acknowledge any transfer of the Debentures unless accompanied by written confirmation thereof from the Company and the Holders.

     3. Paying Agent. The Transfer Agent shall act as paying agent for the Debentures. Accordingly, all payments of interest and principal amounts required of the Company related to the Debentures shall be made to the Transfer Agent for the account and benefit of the holders of such Debentures as registered on the books of the Transfer Agent (each, a "Registered Holder"). Upon the receipt of any such payment of interest or principal amounts, in cash, the Transfer Agent shall promptly wire transfer such sum to the account of the Registered Holders as follows:

    Infinity                          Seacrest

    CitiBank New York                         CitiBank New York
    ABA 021 000 089                   ABA 021 000 089
    Credit: Bear Stearns                       Credit: Bear Stearns
    Account No. 0925-3186             Account No. 0925-3186
    Credit: Infinity Investors Ltd.   Credit: Seacrest Capital Ltd.
    Acct. No. 102-05092               Acct. No. 483-91295


         All Other Registered Holders

         Such account as is reflected on the books of the Transfer Agent

     4. Accounting Agent. The Transfer Agent shall act as the accounting agent of the Company and the Registered Holders and shall establish and maintain a book entry system of accounting for the Debentures (the "Accounting Ledger") crediting (reducing) the outstanding balance of the Debentures by all (i) payments in cash made by the Company to the Transfer Agent as paying agent as required pursuant to Section 3 above, and (ii) by the appropriate amount upon delivery of Converted Stock to the applicable Registered Holder following receipt of a Notice of Conversion (as each such term is defined in Section 5 below). At such time as the balance of the Debentures as reflected on the Accounting Ledger is zero following the procedures described in this Agreement, the Transfer Agent shall return such Debentures to the Company marked "Paid in Full."

     5. Issuance of Converted Shares.

     (a) Consistent with Section 4(b) of each Debenture, in order to convert all or a portion of a Debenture into shares of Class A Common Stock of the Company (the "Converted Stock"), a Registered Holder shall deliver written notice (each, a "Notice of Conversion") to the Transfer Agent of the portion of the Debenture it elects to so convert and a calculation of the number of shares of Converted Stock to be issued upon such conversion. Upon receipt by the Transfer Agent of any such Notice of Conversion (including receipt via facsimile) from any Registered Holder, the Transfer Agent shall immediately deliver a copy thereof to the Company, via facsimile, requesting the Company to confirm the number of shares of Converted Stock to be issued to such Registered Holder in connection therewith. The Company shall, upon receipt thereof, promptly confirm or dispute the number of shares of Converted Stock to be issued to the Registered Holder, providing written notice thereof via facsimile to the Transfer Agent and the Registered Holder (the "Company Notice"). In the event the Company confirms the number of shares of Converted Stock to be so issued, it shall, as part of the Company Notice, direct the Transfer Agent to issue such shares of Converted Stock to the Registered Holder. In the event the Company disputes the number of shares of Converted Stock to be so issued, the Company and the Registered Holder shall immediately, in good faith, seek to resolve such dispute. In the event the Company and the Registered Holder cannot resolve such dispute, each party reserves all rights and remedies against the other associated with such Notice of Conversion.

     (b) The Transfer Agent shall not be required to issue shares of Converted Stock unless and until receipt (including via facsimile) of written notice from either (i) the Company, confirming the number of shares of Converted Stock to be issued or (ii) the Registered Holder and the Company, setting forth the number of shares of Converted Stock to be issued.

     (c) Reference is hereby made to that certain Registration Rights Agreement appended to the Subscription Agreement as Exhibit D. At such time as a Registration Statement as contemplated therein has been declared effective by the Securities and Exchange Commission covering the resale of the Converted Stock, the Company shall cause its legal counsel to deliver to the Transfer Agent an opinion certifying that the certificates representing the Converted Stock may be issued in the name of the Registered Holder, without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, the Registration Statement ceases to be effective, the Company or its legal counsel shall immediately deliver written notice thereof to the Transfer Agent and the Registered Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by the Transfer Agent (unless and until any new Registration Statement is so declared effective with an accompanying opinion to that effect of the Company's legal counsel). Upon the receipt of any Notice of Conversion while a Registration Statement is effective, the share certificates representing the Converted Stock described above shall be issued without restrictive legend.Exhibit D. At such time as a Registration Statement as contemplated therein has been declared effective by the Securities and Exchange Commission covering the resale of the Converted Stock, the Company shall cause its legal counsel to deliver to the Transfer Agent an opinion certifying that the certificates representing the Converted Stock may be issued in the name of the Registered Holder, without restrictive legend, which opinion shall remain effective so long as such Registration Statement remains in full force and effect. In the event that, at any time, the Registration Statement ceases to be effective, the Company or its legal counsel shall immediately deliver written notice thereof to the Transfer Agent and the Registered Holders stating that the opinion of the Company's legal counsel may no longer be relied upon by the

Transfer Agent (unless and until any new Registration Statement is so declared effective with an accompanying opinion to that effect of the Company's legal counsel). Upon the receipt of any Notice of Conversion while a Registration Statement is effective, the share certificates representing the Converted Stock described above shall be issued without restrictive legend.

     6. Termination. This Agreement shall terminate promptly upon the earlier to occur of (1) written demand by all of the Registered Holders of their respective Debentures or (2) no unpaid balance remains with respect to any of the Debentures. Notwithstanding the foregoing, the Transfer Agent may terminate its obligations under this Agreement at such time as the Transfer Agent no longer serves as the transfer agent for the Company's Class A Common Stock, by delivery of written notice thereof to the Registered Holders and the Company. Upon delivery of such notice, the Transfer Agent shall deliver the original Debentures to Infinity, on behalf of all Registered Holders, together with a copy of the Accounting Ledger (with a corresponding copy delivered to the Company).

     7. Fees. The Company hereby agrees to pay the Transfer Agent for all services rendered hereunder.

     8. Notices. Any notice or demand to be given or that may be given under this Agreement shall be in writing and shall be (a) delivered by hand, or (b) delivered through or by expedited mail or package service, or (c) transmitted by telecopy, in each case with personal delivery acknowledged, addressed to the parties as follows:

        As to the Company:           PHC, INC.
                                     200 Lake Street, Suite 102
                                     Peabody, Massachusetts 01960
                                     Telephone: 508/56-2777
                                     Fax: 508/536-2677
                                     Attn: Bruce A. Shear

        As to either Holder:         Infinity Investors Ltd.
                                     c/o HW Finance, L.L.C.
                                     4000 Thanksgiving Tower
                                     1601 Elm Street
                                     Dallas, TX 75201
                                     Telephone: (214) 720-1689
                                     Fax: (214) 720-1662
                                     Attn: Barrett Wissman

        As to any other         As set forth on the books of
        Registered Holder:               the Transfer Agent.
         As to the Transfer
        Agent                       American Stock Transfer & Trust Company
                                    6201 15th Avenue, 3rd Floor
                                    Brooklyn, New York 11219
                                    Telephone: 718/921-8200
                                    Fax: 718/236-4588

     9. Noncontravention. The Company agrees that it will not at any time take any action or undertake any activity that would in any way impede, restrict or limit the right and ability of the Registered Holders to convert the Debentures into shares of Converted Stock pursuant to the terms and provisions of this Agreement.

     10. Indemnification. The Company agrees to indemnify and hold harmless the Transfer Agent, each officer, director, employee and agent of the Transfer Agent, and each person, if any, who controls the Transfer Agent within the meaning of the Securities Act of 1933, as amended (the "Act") or the Securities

Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages, or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to the Agreement; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any action or omission that constitutes gross negligence or willful misconduct.provided, however, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any action or omission that constitutes gross negligence or willful misconduct.

     Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof, and failure so to notify the Company will relieve the Company from any liability under this Section as to the particular item for which indemnification is then being sought but not from any other liability which it may have to any indemnified party (unless such failure to so notify the Company does not prejudice in any material respect the rights and defenses of the Company). In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party. The Company shall not be liable to any such indemnified party on account of any settlement of any claim of action effected without the consent of the Company.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to conflicts of law rules of such jurisdiction. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a federal or state court sitting in the State of Massachusetts.

     12. Entire Agreement; Amendments. This Agreement, constitutes the full and entire understanding of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     13.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts and by facsimile signature.





                                              [Signature page follows]

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

                           PHC, INC.

                           By:
                           Title:


                           INFINITY INVESTORS LTD.

                           By:
                           Title:


                           SEACREST CAPITAL LIMITED

                           By:
                           Title:


                           AMERICAN STOCK TRANSFER & TRUST COMPANY

                           By:
                           Title:        __

45612.4H

                                   SCHEDULE 1


                                     Principal Amount          Purchase Price
                                       of Debentures           of Debentures

Seacrest Capital Limited              $1,250,000                $1,000,000

Infinity Investors Ltd.                1,875,000                 1,500,000

Totals                                $3,125,000                 $2,500,000



45612.4H